Exhibit 23(a)







               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1997 appearing on page 27 of Leggett & Platt, Incorporated and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/S/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


St. Louis, Missouri
January 30, 1998